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                                                                    EXHIBIT 16.1


May 17, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read Item 4 included in the Form 8-K dated May 16, 2002 of Tenneco Automotive Inc. to be filed with the Securities and Exchange Commission and we are in agreement with the statements contained therein.



                                                  /s/ Arthur Andersen LLP